UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

October 20, 2004
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(951) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

Watson Pharmaceuticals, Inc. (“Watson”) has reclassified the revenues from the bulk of its oral contraceptive products in its Women’s Health group, and certain other products in its General Products group.  This change was made in accordance with Generally Accepted Accounting Principles due to a change in management responsibility for these products.  The change has had no impact on total net revenues previously reported. As a result of this reclassification, the revenues from these products will be reported in Watson’s generic business segment instead of its brand business segment, beginning in the third quarter of 2004.  Attached as an exhibit to this report is a summary of such reclassified product net revenues and gross profit.  The summary includes unaudited reclassified net revenues, gross profit, gross margin by segment, and product revenue contribution for 2003 and the first and second quarters of 2004.

The information contained in this Form 8-K and the Exhibits attached hereto shall be deemed to be “furnished” and not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

c.  Exhibits

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

99.1                                 Reclassified Product Net Revenues and Gross Profit Summary – 2003 and First Half of 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2004	WATSON PHARMACEUTICALS, INC.

	By:	/s/ Charles P. Slacik
Charles P. Slacik
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
99.1	Reclassified Product Net Revenues and Gross Profit Summary – 2003 and First Half of 2004